Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER SALES UP 34% TO $43.7 BILLION
SEATTLE—(BUSINESS WIRE) October 26, 2017—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2017.
Operating cash flow increased 14% to $17.1 billion for the trailing twelve months, compared with $15.0 billion for the trailing twelve months ended September 30, 2016. Free cash flow decreased to $8.1 billion for the trailing twelve months, compared with $9.0 billion for the trailing twelve months ended September 30, 2016. Free cash flow less lease principal repayments decreased to $3.5 billion for the trailing twelve months, compared with $5.3 billion for the trailing twelve months ended September 30, 2016. Free cash flow less finance lease principal repayments and assets acquired under capital leases decreased to an outflow of $1.0 billion for the trailing twelve months, compared with an inflow of $3.8 billion for the trailing twelve months ended September 30, 2016.
Common shares outstanding plus shares underlying stock-based awards totaled 503 million on September 30, 2017, compared with 496 million one year ago.
Net sales increased 34% to $43.7 billion in the third quarter, compared with $32.7 billion in third quarter 2016. Net sales includes $1.3 billion from Whole Foods Market, which Amazon acquired on August 28, 2017. Excluding Whole Foods Market and the $124 million favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 29% compared with third quarter 2016.
Operating income decreased 40% to $347 million in the third quarter, compared with operating income of $575 million in third quarter 2016. Operating income includes income of $21 million from Whole Foods Market.
Net income was $256 million in the third quarter, or $0.52 per diluted share, compared with net income of $252 million, or $0.52 per diluted share, in third quarter 2016.

“In the last month alone, we’ve launched five new Alexa-enabled devices, introduced Alexa in India, announced integration with BMW, surpassed 25,000 skills, integrated Alexa with Sonos speakers, taught Alexa to distinguish between two voices, and more. Because Alexa’s brain is in the AWS cloud, her new abilities are available to all Echo customers, not just those who buy a new device,” said Jeff Bezos, Amazon founder and CEO. “And it’s working — customers have purchased tens of millions of Alexa-enabled devices, given Echo devices over 100,000 5-star reviews, and active customers are up more than 5x since the same time last year. With thousands of developers and hardware makers building new Alexa skills and devices, the Alexa experience will continue to get even better.”
Highlights

•
Amazon acquired Whole Foods Market on August 28, 2017. The two companies together will pursue the vision of making high-quality, natural, and organic food affordable for everyone. Upon closing, Whole Foods Market began offering lower prices on a selection of best-selling grocery staples across its stores, with more to come.

•
Amazon introduced three new Echo devices: the all-new Echo ($99.99), featuring a new design, improved sound, a lower price, and a choice of colors to personalize your device; Echo Plus ($149.99) with a built-in smart home hub so customers can easily set up and control their smart home devices; and Echo Spot ($129.99), a compact Echo with a screen so you can see the weather, get the news with a video flash briefing, view lyrics with Amazon Music, watch a camera monitor, browse and listen to Audible, and more.

•	Amazon introduced the all-new Fire TV with 4K Ultra HD, High Dynamic Range, and Alexa Voice Remote for $69.99.

•
Amazon launched Alexa far-field voice control on Fire TV. Customers can now pair an Echo device with a Fire TV and simply ask Alexa to play a favorite show, launch an app, or control playback — all without having to pick up the remote.

•
Amazon announced that you can now call anyone with Alexa with a new calling feature that offers free outbound calling to any number from Echo devices, and the all-new Echo Connect which brings the convenience of hands-free inbound and outbound calling to your home phone.

•
The Alexa Skills store now offers customers more than 25,000 skills. Customers can keep up with their eHarmony accounts, play NFL Trivia with Marshawn Lynch, enjoy kids content from Nickelodeon and PBS, and more.

•
Tens of thousands of developers are using the Alexa Voice Service to integrate Alexa into their products, including BMW and MINI vehicles, the Sonos One smart speaker, Harman Kardon’s Allure smart speaker, and Motorola’s X4 smartphone.

•
Amazon and Microsoft announced that soon, Alexa will be able to talk to Cortana, and Cortana will be able to talk to Alexa. Alexa customers will be able to access Cortana’s unique features like accessing work calendars, booking a meeting, reminding you to pick up flowers on your way home, or reading your work email — all using just your voice. Similarly, Cortana customers can ask Alexa to control their smart home devices, shop on Amazon.com, interact with many of the skills built by third-party developers, and much more.

•
Amazon announced that Alexa and Echo are coming to India and Japan, with an all-new Alexa experience designed from the ground up for Indian and Japanese customers. Developers in India, Japan, and around the world will be able to create new experiences for Alexa users with the Alexa Skills Kit and Alexa Voice Service.

•	Amazon introduced multi-room music, a new Alexa feature that lets you control and synchronize your music across multiple Echo devices in your home.

•	The Amazon Music app now features Alexa on iOS and Android in the U.S., U.K., Germany, and Austria, combining the power of natural language voice controls with a visual app experience.

•
Amazon Music Unlimited launched for customers in France, Italy, and Spain, offering a full catalog streaming service with more than 50 million songs for just €9.99 per month, with Prime members receiving exclusive pricing on individual and family plans.

•
Amazon introduced Amazon Key, a new service exclusively for Prime members that enables in-home delivery and secure home access for guests and service appointments. Amazon Key works with Amazon Cloud Cam, the company’s first home security offering. Cloud Cam is an intelligent indoor security camera featuring 1080p full HD resolution, night vision, two-way audio, a wide viewing angle, and clips from the last 24 hours for $119.99.

•
Amazon introduced the all-new Fire HD 10, the next generation of Amazon’s largest tablet, with a 10.1-inch widescreen 1080p full HD display, 30% faster performance, more storage, longer battery life, and the option to use Alexa hands-free functionality for $149.99.

•
Amazon announced the all-new Kindle Oasis, the latest e-reader with a larger 7-inch, 300 ppi high-resolution display and a light ergonomic design with customizable settings so customers can read comfortably for hours. The Kindle Oasis is waterproof so you can read in more places, and with built-in Audible access, subscribers can easily switch between reading and listening without changing devices, all for $249.99.

•
NFL Thursday Night Football on Amazon Prime Video saw a total of 7.1 million views in the first four games. Prime members in 187 countries and territories have streamed games on living room devices, including smart TVs and Fire TVs, as well as the Prime Video mobile app and the web, with each viewer watching an average of 51 minutes.

•
Amazon Studios closed deals with The Walking Dead creator Robert Kirkman and Gilmore Girls creators Amy Sherman-Palladino and Daniel Palladino, and greenlit a comedy series starring Fred Armisen and Maya Rudolph, as well as the drama series Tong Wars from Paul Attanasio and Wong Kar-wai. Amazon Studios also announced development on Underground Railroad with Barry Jenkins; The Boys with Seth Rogen and Evan Goldberg; Snow Crash from the novel by Neal Stephenson; Lazarus, based on a comic book by Greg Rucka; and Ringworld, based on Larry Niven’s sci-fi book series.

•
Amazon introduced a convenient way for teens to shop or stream content on the Amazon App with their own login while still keeping their parents informed. Parents can choose to approve all orders or set pre-approved spending limits per purchase, offering teens a customized level of autonomy that can change and grow as they do.

•	Amazon Business expanded to Japan and India, and now serves businesses of all sizes in five countries across the globe.

•	Amazon Business launched Business Prime Shipping, offering unlimited free two-day shipping for multi-user business customers in the U.S. and Germany.

•
Amazon expects to create more than 120,000 seasonal jobs in its U.S. network of fulfillment centers, sortation centers, and customer service sites. Last year, Amazon transitioned thousands of holiday positions to regular, full-time roles after the holidays, and plans to continue that trend this year.

•
Amazon announced its search for Amazon HQ2, its second headquarters city in North America, where it expects to invest $5 billion and create as many as 50,000 jobs. Amazon received 238 proposals from across North America.

•
Amazon expanded its support for homeless women, children, and families with a $1 million donation match offer for St. Mary’s Center — an organization in Boston, MA, that provides emergency shelter and critical services for families in need. This follows similar matches this year for Friendship Place in Washington, D.C. and Mary’s Place in Seattle, WA. Amazon is also building a permanent home for Mary’s Place within the newest building on its Seattle campus.

•	Amazon hosted Take Your Kids to Work Day, Take Your Parents to Work Day, and Take Your Grandparents to Work Day, welcoming over 14,000 family members into its offices.

•
Amazon Books opened bookstores in Bellevue, WA, San Jose, CA, Los Angeles, CA, and a second location in New York, NY. Amazon now has 12 bookstores across the U.S. with more stores planned, including Walnut Creek, CA,

Washington, D.C., and Austin, TX. Amazon Books integrates the benefits of offline and online shopping to help customers discover books and devices.

•
Amazon launched Amazon Wind Farm Texas, its largest windfarm yet, which generates more than 1,000,000 megawatt hours of clean energy annually from over 100 turbines. Amazon now has 18 solar and wind projects live across the U.S. with more than 35 on the way. Together, Amazon’s renewable energy projects now produce enough clean energy to power over 330,000 homes annually.

•
Amazon Web Services (AWS) announced that the following customers are going all-in on AWS: Toyota Racing Development, one of the most accomplished and acclaimed engineering companies in motorsports; and Randstad, a leading global HR services company. GRAIL, a life sciences company whose mission is early cancer detection, Hulu, and FICO all selected AWS as their cloud provider. AWS was also named the preferred cloud provider for General Electric (GE) as it undergoes one of the largest and most important digital transformations in its history.

•
AWS and Microsoft announced Gluon, a new open source deep learning library that allows developers of all skill levels to prototype, build, train, and deploy sophisticated machine learning models for the cloud, devices at the edge, and mobile apps.

•
AWS launched per-second billing in all regions for Linux-based EC2 instances, Elastic Graphical Processing Units (GPU), Elastic Block Store (EBS) Volumes, AWS Batch, and Elastic Map Reduce (EMR). Customers using these services will now be billed in one-second (versus one-hour) increments.

•
AWS introduced the AWS Migration Hub, a free service that provides a single location for customers to track the status of migrations across their application portfolio. AWS Migration Hub helps customers reduce the overall time and effort spent on migration projects while also helping to identify and troubleshoot issues along the way.

•
AWS introduced the general availability of Lambda@Edge. This new AWS Lambda feature can be used to run Node.js functions across AWS locations globally without provisioning or managing servers, allowing customers to deliver richer, more personalized content with low latency to their end users.

•
AWS and VMware announced the initial availability of VMware Cloud on AWS, which brings VMware’s software-defined data center (SDDC) to the AWS Cloud, and allows customers to run applications across operationally consistent VMware vSphere-based private, public, and hybrid cloud environments, with optimized access to AWS services. VMware Cloud on AWS is delivered, sold, and supported by VMware as an on-demand, elastically-scalable cloud service that removes barriers to cloud migration and cloud portability, increases IT efficiency, and opens up new opportunities for customers to leverage a hybrid cloud environment. Early customers include Brink’s, Cerner, Elemica, MIT, Moody’s, the State of Louisiana, and Sysco.

•
AWS announced that it will open a new infrastructure region in the Middle East in 2019. Currently, AWS provides 44 Availability Zones across 16 infrastructure regions worldwide, with another 14 Availability Zones across five AWS Regions in China, France, Hong Kong, Sweden, and a second GovCloud Region in the U.S. expected to come online by the end of 2018.

•
AWS announced the general availability of AWS Glue, a fully managed extract, transform, and load (ETL) service that makes it easy for customers to prepare and load their data into Amazon Simple Storage Service (Amazon S3), Amazon Redshift, Amazon Relational Database Service (Amazon RDS), and databases running on Amazon Elastic Compute Cloud (Amazon EC2) for query and analysis. Customers like NewsCorp, 21st Century Fox, myTomorrows, the OLX Group, and Herman Miller (via APN Partner OST) are using AWS Glue to make data available for analysis in minutes, and since AWS Glue is serverless, they only pay for the compute resources they consume while executing data preparation and loading jobs.

•
AWS launched Amazon Macie, a new security service that uses machine learning to help customers prevent data loss by automatically discovering, classifying, and protecting sensitive data in AWS. Customers such as Autodesk, Edmunds, and Netflix are using Amazon Macie to recognize sensitive data such as personally identifiable information (PII) or intellectual property, and provide dashboards and alerts that give visibility into how this data is being accessed or moved. Amazon Macie continuously monitors data access activity for anomalies, and generates detailed alerts when it detects risk of unauthorized access or inadvertent data leaks.

•
AWS announced general availability of Amazon EC2 Elastic GPUs, making it easy to attach low-cost graphics acceleration to a wide range of EC2 instances over the network for a fraction of the cost of standalone graphics instances.

•
AWS GovCloud (US) received an Impact Level 5 (IL5) Department of Defense Provisional Authorization (PA) to Support Mission-Critical Systems. This means that DoD customers may now run workloads for highly-sensitive Controlled Unclassified Information as well as unclassified National Security Systems on AWS in the GovCloud Region.

Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of October 26, 2017, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and customer spending, world events, the rate of growth of the Internet, online commerce, and cloud services, and the various factors detailed below.
Fourth Quarter 2017 Guidance

•
Net sales are expected to be between $56.0 billion and $60.5 billion, or to grow between 28% and 38% compared with fourth quarter 2016. This guidance includes approximately 1,000 basis points of impact to our year-over-year growth rate from Whole Foods Market. This guidance also anticipates a favorable impact of approximately $1.2 billion or 270 basis points from foreign exchange rates.

•	Operating income is expected to be between $300 million and $1.65 billion, compared with $1.3 billion in fourth quarter 2016.

•	This guidance assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Fire tablets, Fire TV, Amazon Echo, and Alexa are some of the products and services pioneered by Amazon. For more information, visit www.amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2016	2017	2016	2017	2016	2017

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$12,521	$13,203	$15,890	$19,334	$10,709	$13,656
OPERATING ACTIVITIES:
Net income	252	256	1,622	1,176	2,105	1,926
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of property and equipment, including internal-use software and website development, and other amortization, including capitalized content costs	2,084	2,912	5,819	7,980	7,572	10,277
Stock-based compensation	776	1,085	2,088	3,036	2,694	3,923
Other operating expense, net	31	43	128	146	163	177
Other expense (income), net	(23)	(128)	(41)	(288)	39	(267)
Deferred income taxes	(81)	(74)	36	279	226	(2)
Changes in operating assets and liabilities:
Inventories	(1,095)	(1,593)	(383)	(1,328)	(1,726)	(2,371)
Accounts receivable, net and other	(671)	(1,758)	(1,443)	(2,005)	(2,621)	(3,929)
Accounts payable	2,540	3,046	(2,252)	(1,731)	3,887	5,551
Accrued expenses and other	441	(122)	(531)	(1,778)	1,306	476
Additions to unearned revenue	2,802	3,762	7,956	10,862	10,377	14,837
Amortization of previously unearned revenue	(2,397)	(3,578)	(6,715)	(10,259)	(9,018)	(13,521)
Net cash provided by (used in) operating activities (1)	4,659	3,851	6,284	6,090	15,004	17,077
INVESTING ACTIVITIES:
Purchases of property and equipment, including internal-use software and website development, net	(1,841)	(2,659)	(4,731)	(7,022)	(6,040)	(9,027)
Acquisitions, net of cash acquired, and other	(84)	(13,213)	(113)	(13,891)	(430)	(13,893)
Sales and maturities of marketable securities	1,431	2,221	3,500	6,424	4,635	7,656
Purchases of marketable securities	(2,076)	(5,469)	(4,358)	(11,298)	(5,717)	(14,697)
Net cash provided by (used in) investing activities	(2,570)	(19,120)	(5,702)	(25,787)	(7,552)	(29,961)
FINANCING ACTIVITIES:
Proceeds from long-term debt and other	8	16,080	83	16,170	176	16,707
Repayments of long-term debt and other	(26)	(79)	(271)	(202)	(1,212)	(285)
Principal repayments of capital lease obligations	(938)	(1,267)	(2,855)	(3,327)	(3,579)	(4,331)
Principal repayments of finance lease obligations	(44)	(49)	(105)	(134)	(131)	(175)
Net cash provided by (used in) financing activities (1)	(1,000)	14,685	(3,148)	12,507	(4,746)	11,916
Foreign currency effect on cash and cash equivalents	46	148	332	623	241	79
Net increase (decrease) in cash and cash equivalents	1,135	(436)	(2,234)	(6,567)	2,947	(889)
CASH AND CASH EQUIVALENTS, END OF PERIOD	$13,656	$12,767	$13,656	$12,767	$13,656	$12,767
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on long-term debt	$1	$5	$146	$155	$295	$299
Cash paid for interest on capital and finance lease obligations	50	112	145	235	188	296
Cash paid for income taxes, net of refunds	91	172	317	865	390	960
Property and equipment acquired under capital leases	1,369	2,256	3,666	6,867	4,998	8,905
Property and equipment acquired under build-to-suit leases	211	750	793	2,698	956	3,114
______________________________

(1)
As a result of accounting guidance adopted in Q1 2017, we retrospectively adjusted our consolidated statements of cash flows to reclassify excess tax benefits of $173 million for the three-months ended September 30, 2016, $493 million for the nine-months ended September 30, 2016, and $401 million for the twelve-months ended September 30, 2016 from financing activities to operating activities.

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017

Net product sales	$22,339	$28,768	$64,036	$77,248
Net service sales	10,375	14,976	28,210	40,165
Total net sales	32,714	43,744	92,246	117,413
Operating expenses:
Cost of sales	21,260	27,549	59,306	73,439
Fulfillment	4,335	6,420	11,900	16,275
Marketing	1,738	2,479	4,720	6,629
Technology and content	4,135	5,944	11,541	16,306
General and administrative	639	960	1,715	2,630
Other operating expense, net	32	45	133	155
Total operating expenses	32,139	43,397	89,315	115,434
Operating income	575	347	2,931	1,979
Interest income	26	54	71	137
Interest expense	(118)	(228)	(351)	(510)
Other income (expense), net	8	143	75	329
Total non-operating income (expense)	(84)	(31)	(205)	(44)
Income before income taxes	491	316	2,726	1,935
Provision for income taxes	(229)	(58)	(1,012)	(755)
Equity-method investment activity, net of tax	(10)	(2)	(92)	(4)
Net income	$252	$256	$1,622	$1,176
Basic earnings per share	$0.53	$0.53	$3.43	$2.46
Diluted earnings per share	$0.52	$0.52	$3.36	$2.39
Weighted-average shares used in computation of earnings per share:
Basic	474	481	473	479
Diluted	485	494	483	492

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017

Net income	$252	$256	$1,622	$1,176
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $6, $10, $18, and $(5)	19	104	133	486
Net change in unrealized gains (losses) on available-for-sale securities:
Unrealized gains (losses), net of tax of $(15), $(1), $(32), and $1	29	(2)	65	(10)
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $(1), $0, $(2), and $0	2	3	4	8
Net unrealized gains (losses) on available-for-sale securities	31	1	69	(2)
Total other comprehensive income (loss)	50	105	202	484
Comprehensive income	$302	$361	$1,824	$1,660

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2017	2016	2017

North America
Net sales	$18,874	$25,446	$53,544	$68,808
Operating expenses	18,619	25,334	51,999	67,664
Operating income	$255	$112	$1,545	$1,144

International
Net sales	$10,609	$13,714	$30,019	$36,259
Operating expenses	11,150	14,650	30,815	38,401
Operating income (loss)	$(541)	$(936)	$(796)	$(2,142)

AWS
Net sales	$3,231	$4,584	$8,683	$12,346
Operating expenses	2,370	3,413	6,501	9,369
Operating income	$861	$1,171	$2,182	$2,977

Consolidated
Net sales	$32,714	$43,744	$92,246	$117,413
Operating expenses	32,139	43,397	89,315	115,434
Operating income	575	347	2,931	1,979
Total non-operating income (expense)	(84)	(31)	(205)	(44)
Provision for income taxes	(229)	(58)	(1,012)	(755)
Equity-method investment activity, net of tax	(10)	(2)	(92)	(4)
Net income	$252	$256	$1,622	$1,176

Segment Highlights:
Y/Y net sales growth:
North America	26%	35%	27%	29%
International	28	29	27	21
AWS	55	42	59	42
Consolidated	29	34	29	27
Net sales mix:
North America	58%	58%	58%	59%
International	32	31	33	31
AWS	10	11	9	10
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2016	September 30, 2017
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,334	$12,767
Marketable securities	6,647	11,543
Inventories	11,461	13,711
Accounts receivable, net and other	8,339	10,557
Total current assets	45,781	48,578
Property and equipment, net	29,114	45,335
Goodwill	3,784	13,271
Other assets	4,723	8,083
Total assets	$83,402	$115,267
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,309	$26,075
Accrued expenses and other	13,739	15,844
Unearned revenue	4,768	5,153
Total current liabilities	43,816	47,072
Long-term debt	7,694	24,710
Other long-term liabilities	12,607	18,827
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 500 and 505
Outstanding shares — 477 and 482	5	5
Treasury stock, at cost	(1,837)	(1,837)
Additional paid-in capital	17,186	20,212
Accumulated other comprehensive loss	(985)	(501)
Retained earnings	4,916	6,779
Total stockholders’ equity	19,285	24,658
Total liabilities and stockholders’ equity	$83,402	$115,267

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM) (1)	$13,049	$15,004	$17,272	$17,634	$17,885	$17,077	14%
Operating cash flow -- TTM Y/Y growth	45%	51%	43%	53%	37%	14%	N/A
Purchases of property and equipment, including internal-use software and website development, net -- TTM	$5,395	$6,040	$6,737	$7,417	$8,207	$9,027	49%
Principal repayments of capital lease obligations -- TTM	$3,298	$3,579	$3,860	$3,891	$4,003	$4,331	21%
Principal repayments of finance lease obligations -- TTM	$108	$131	$147	$155	$170	$175	34%
Property and equipment acquired under capital leases -- TTM	$4,676	$4,998	$5,704	$6,717	$8,019	$8,905	78%
Free cash flow -- TTM (1) (2)	$7,654	$8,964	$10,535	$10,217	$9,678	$8,050	(10)%
Free cash flow less lease principal repayments -- TTM (1) (3)	$4,248	$5,254	$6,528	$6,171	$5,505	$3,544	(33)%
Free cash flow less finance lease principal repayments and assets acquired under capital leases -- TTM (1) (4)	$2,870	$3,835	$4,684	$3,345	$1,489	$(1,030)	(127)%
Invested capital (5)	$34,695	$36,722	$39,126	$42,114	$45,537	$52,690	44%
Common shares and stock-based awards outstanding	495	496	497	497	502	503	1%
Common shares outstanding	474	475	477	478	480	482	1%
Stock-based awards outstanding	21	21	20	20	22	21	1%
Stock-based awards outstanding -- % of common shares outstanding	4.4%	4.4%	4.2%	4.1%	4.5%	4.4%	N/A
Results of Operations
Worldwide (WW) net sales	$30,404	$32,714	$43,741	$35,714	$37,955	$43,744	34%
WW net sales -- Y/Y growth, excluding F/X	30%	29%	24%	24%	26%	33%	N/A
WW net sales -- TTM	$120,637	$127,993	$135,987	$142,572	$150,123	$161,154	26%
WW net sales -- TTM Y/Y growth, excluding F/X	29%	28%	28%	26%	26%	27%	N/A
Operating income	$1,285	$575	$1,255	$1,005	$628	$347	(40)%
FX impact -- favorable (unfavorable)	$45	$8	$7	$(31)	$(38)	$(39)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	168%	40%	13%	(3)%	(48)%	(33)%	N/A
Operating margin -- % of WW net sales	4.2%	1.8%	2.9%	2.8%	1.7%	0.8%	N/A
Operating income -- TTM	$3,871	$4,040	$4,186	$4,120	$3,462	$3,234	(20)%
Operating income -- TTM Y/Y growth (decline), excluding F/X	388%	128%	83%	34%	(9)%	(17)%	N/A
Operating margin -- TTM % of WW net sales	3.2%	3.2%	3.1%	2.9%	2.3%	2.0%	N/A
Net income	$857	$252	$749	$724	$197	$256	1%
Net income per diluted share	$1.78	$0.52	$1.54	$1.48	$0.40	$0.52	(1)%
Net income -- TTM	$1,931	$2,105	$2,371	$2,583	$1,922	$1,926	(9)%
Net income per diluted share -- TTM	$4.02	$4.38	$4.90	$5.31	$3.94	$3.94	(10)%
______________________________

(1)
As a result of accounting guidance adopted in Q1 2017, we retrospectively adjusted our consolidated statements of cash flows to reclassify excess tax benefits from financing activities to operating activities. The amount of the adjustment was $323 million for TTM Q2 2016, $401 million for TTM Q3 2016, and $829 million for TTM Q4 2016.

(2)
Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, including internal-use software and website development, net,” which is included in cash flow from investing activities.

(3)
Free cash flow less lease principal repayments is free cash flow reduced by “Principal repayments of capital lease obligations,” and “Principal repayments of finance lease obligations,” which are included in cash flow from financing activities.

(4)
Free cash flow less finance lease principal repayments and assets acquired under capital leases is free cash flow reduced by “Principal repayments of finance lease obligations,” which is included in cash flow from financing activities, and property and equipment acquired under capital leases. In this measure, property and equipment acquired under capital leases is reflected as if these assets had been purchased with cash, which is not the case as these assets have been leased.

(5)	Average Total Assets minus Current Liabilities (excluding current portion of Long-Term Debt and current portion of capital lease obligations and finance lease obligations) over five quarter ends.

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Y/Y % Change
Segments
North America Segment:
Net sales	$17,674	$18,874	$26,240	$20,992	$22,370	$25,446	35%
Net sales -- Y/Y growth, excluding F/X	28%	26%	22%	23%	27%	35%	N/A
Net sales -- TTM	$71,176	$75,045	$79,785	$83,781	$88,476	$95,048	27%
Operating Income:
Operating income	$702	$255	$816	$596	$436	$112	(56)%
FX impact -- favorable (unfavorable)	$5	$6	$11	$4	$11	$(12)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	100%	34%	26%	1%	(40)%	(51)%	N/A
Operating margin -- % of North America net sales	4.0%	1.3%	3.1%	2.8%	1.9%	0.4%	N/A
Operating income -- TTM	$2,113	$2,182	$2,361	$2,369	$2,102	$1,960	(10)%
Operating margin -- TTM % of North America net sales	3.0%	2.9%	3.0%	2.8%	2.4%	2.1%	N/A
International Segment:
Net sales	$9,844	$10,609	$13,965	$11,061	$11,485	$13,714	29%
Net sales -- Y/Y growth, excluding F/X	28%	28%	23%	21%	22%	28%	N/A
Net sales -- TTM	$39,518	$41,860	$43,983	$45,477	$47,119	$50,224	20%
Operating income (loss):
Operating income (loss)	$(135)	$(541)	$(487)	$(481)	$(724)	$(936)	73%
FX impact -- favorable (unfavorable)	$40	$22	$5	$(32)	$(59)	$(13)	N/A
Operating income/loss -- Y/Y growth (decline), excluding F/X	(8)%	171%	354%	272%	393%	71%	N/A
Operating margin -- % of International net sales	(1.4)%	(5.1)%	(3.5)%	(4.4)%	(6.3)%	(6.8)%	N/A
Operating income (loss) -- TTM	$(571)	$(905)	$(1,283)	$(1,644)	$(2,233)	$(2,629)	191%
Operating margin -- TTM % of International net sales	(1.4)%	(2.2)%	(2.9)%	(3.6)%	(4.7)%	(5.2)%	N/A
AWS Segment:
Net sales	$2,886	$3,231	$3,536	$3,661	$4,100	$4,584	42%
Net sales -- Y/Y growth, excluding F/X	58%	55%	47%	43%	42%	42%	N/A
Net sales -- TTM	$9,943	$11,088	$12,219	$13,314	$14,529	$15,882	43%
Operating income:
Operating income	$718	$861	$926	$890	$916	$1,171	36%
FX impact -- favorable (unfavorable)	$—	$(20)	$(9)	$(3)	$10	$(14)	N/A
Operating income -- Y/Y growth, excluding F/X	136%	106%	61%	48%	26%	38%	N/A
Operating margin -- % of AWS net sales	24.9%	26.6%	26.2%	24.3%	22.3%	25.5%	N/A
Operating income -- TTM	$2,329	$2,762	$3,108	$3,395	$3,593	$3,903	41%
Operating margin -- TTM % of AWS net sales	23.4%	24.9%	25.4%	25.5%	24.7%	24.6%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q2 2016	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Y/Y % Change
Net Sales:
Online stores (1)	$20,378	$21,590	$29,548	$22,826	$23,754	$26,392	22%
Online stores - Y/Y growth, excluding F/X	22%	20%	16%	16%	18%	22%	N/A
Physical stores (2)						$1,276	N/A
Third-party seller services (3)	$5,083	$5,652	$7,456	$6,438	$6,991	$7,928	40%
Third-party seller services - Y/Y growth, excluding F/X	48%	46%	39%	36%	40%	40%	N/A
Subscription services (4)	$1,431	$1,532	$2,130	$1,939	$2,165	$2,441	59%
Subscription services - Y/Y growth, excluding F/X	52%	47%	33%	52%	53%	59%	N/A
AWS	$2,886	$3,231	$3,536	$3,661	$4,100	$4,584	42%
AWS - Y/Y growth, excluding F/X	58%	55%	47%	43%	42%	42%	N/A
Other (5)	$626	$709	$1,071	$850	$945	$1,123	58%
Other - Y/Y growth, excluding F/X	65%	74%	99%	58%	53%	58%	N/A

Stock-based Compensation Expense
Cost of sales		$7	$9	$8	$12	$13	72%
Fulfillment	$186	$165	$190	$163	$261	$230	39%
Marketing	$80	$85	$102	$94	$133	$135	59%
Technology and content	$419	$434	$493	$441	$633	$595	37%
General and administrative	$83	$85	$93	$86	$119	$112	32%
Total stock-based compensation expense	$768	$776	$887	$792	$1,158	$1,085	40%
Other
WW shipping costs	$3,362	$3,897	$5,634	$4,383	$4,568	$5,401	39%
WW shipping costs -- Y/Y growth	44%	43%	35%	34%	36%	39%	N/A
WW paid units -- Y/Y growth (6)	28%	28%	24%	24%	27%	25%	N/A
WW seller unit mix -- % of WW paid units (6)	49%	50%	49%	50%	51%	50%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	268,900	306,800	341,400	351,000	382,400	541,900	77%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth	47%	38%	48%	43%	42%	77%	N/A
________________________

(1)
Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes electronics and general merchandise as well as media products available in both a physical and digital format, such as books, music, videos, games, and software. These product sales include digital products sold on a transactional basis. Digital product subscriptions that provide unlimited viewing or usage rights are included in Subscription services.

(2)	Includes product sales where our customers physically select items in a store.

(3)	Includes commissions, related fulfillment and shipping fees, and other third-party seller services.

(4)	Includes annual and monthly fees associated with Amazon Prime membership, as well as audiobook, e-book, digital video, digital music, and other non-AWS subscription services.

(5)	Includes sales not otherwise included above, such as certain advertising services and our co-branded credit card agreements.

(6)	Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts

•
References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•
References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

AWS Customers

•
References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.

Units

•
References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon domains worldwide as well as Amazon-owned items sold through non-Amazon domains. Units sold are paid units and do not include units associated with AWS, certain acquisitions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Dave Fildes, amazon-ir@amazon.com	Ty Rogers, amazon-pr@amazon.com
www.amazon.com/ir	www.amazon.com/about